EXHIBIT 1.01

KNOLL, INC.
2020 CONFLICT MINERALS REPORT
For the reporting period from January 1, 2020 to December 31, 2020

This Conflict Minerals Report (the “Report”) of Knoll, Inc. (“Knoll”, the “Company”, “us”, “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2020 to December 31, 2020.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of Knoll’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.
Company Overview
We are a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home. We manage our business through our reporting segments: Workplace, Lifestyle and Corporate. The Workplace segment includes systems, seating, storage, tables, desks and ergonomic accessories, DatesWeiser, Fully, KnollTextiles® and Spinneybeck®. The Lifestyle segment includes KnollStudio®, North America and Europe, HOLLY HUNT®, and Muuto. The Corporate segment represents the accumulation of unallocated costs relating to shared services and general corporate activities.
Supply Chain
Knoll’s supply chain is complex and there are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of the Conflict Minerals. Knoll does not purchase Conflict Minerals directly from the mines, smelters or refiners. Therefore, Knoll must rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products (as hereinafter defined). Moreover, Knoll believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Knoll supply chain.
Conflict Minerals Policy
Knoll supports the Dodd-Frank Act’s goal for preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals in that region. We are committed to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. Our supply chain is highly complex, and our manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. As a result, Knoll has adopted a Conflict Minerals Sourcing Policy (the “Sourcing Policy”), which incorporates the standards set forth in the Organization for Economic Co-operation and Development (“OECD”) Guidance and objectives of the Rule. In short, the Sourcing Policy reiterates our commitment to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. Engagement with suppliers has also been strengthened, as Knoll added Conflict Mineral sourcing language to its Purchase Order Terms and Conditions, and began directly asking upstream suppliers about their involvement with Conflict Minerals in order to develop more clarity regarding the supply chain. Our policy is publicly available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.
Description of Knoll Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2020.
These products, which are referred to in this Report collectively as the “Covered Products,” are the following: electrical components, certain seating components, certain coatings, glass products, hardware, table bases, foam, certain fabrics and task lighting products.
Conflict Mineral Compliance Process

Conflict Mineral Policy
As stated above, Knoll has adopted the Sourcing Policy which is publicly available at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

Knoll Internal Management Team
Knoll has also established a team responsible for implementing our conflict mineral compliance strategy which consists of members of our legal, operations, supply chain and environmental, health and safety groups, as well as representatives of our business segments.

Control Systems
Our controls include the Knoll Employee Code of Ethics, which sets forth the behavior expectations of every Knoll employee, as well as our Conflict Mineral Sourcing Policy, which sets forth the expectations that Knoll places on our suppliers. Knoll suppliers are expected to:
•Source Conflict Minerals only from parties that are DRC Conflict Free;
•Develop policies, procedures, due diligence processes and management systems that: (a) are consistent with the Sourcing Policy; (b) are reasonably designed to prevent products or materials that financially benefit armed groups in the covered countries from entering our supply chain; and (c) provide reasonable transparency as to the source of any Conflict Minerals;
•Provide any information necessary to facilitate our compliance efforts with respect to the Rule; and
•Advise us as promptly as possible of any determination that any products or materials in the supply chain are not DRC Conflict Free.
Knoll also encourages our suppliers to support industry efforts to enhance the traceability and responsible sourcing of Conflict Minerals, such as the programs of the Electronic Industry Citizenship Coalition, Global e-Sustainability Initiative, and Responsible Minerals Initiative. We evaluate our relationships with our suppliers on a regular basis. If we determine that a supplier’s efforts are deficient, we reserve the right to re-evaluate the supplier relationship and to take any appropriate action, including terminating our relationship with the supplier. Additionally, Knoll has participated in groups and forums focused on responsible sourcing of Conflict Minerals. Knoll has participated in the Business & Institutional Furniture Manufacturers Association (BIFMA) effort to standardize and simplify data collection from suppliers. BIFMA’s efforts related to Conflict Minerals are aligned with the work of the Electronic Industry Citizenship Coalition (EICCO and Global e-Sustainability Initiative (GeSI), which Knoll has utilized as an integral part of its due diligence process. The EICC and GeSI due diligence approach developed a Conflict Minerals Reporting Template (“CMRT”) to collect standardized supplier responses to due diligence inquiries.

Reasonable Country of Origin Inquiry
Knoll conducted a good faith reasonable country of origin inquiry for 2020 regarding the Conflict Minerals. Knoll conducted a product review to determine the products in scope and developed a supplier risk assessment process. With a goal of targeting Conflict Minerals, this risk assessment process was developed to identify commodities whose products may contain Conflict Minerals. Thereafter, Knoll surveyed suppliers whose products may contain Conflict Minerals in the top ninety-five percent (95%) of its spending using the CMRT Template described above. We received responses from approximately ninety-six percent (96%) of our surveyed suppliers. Responses were reviewed by members of Knoll’s Internal Management Team. Approximately sixteen percent (16%) of our surveyed suppliers indicated in their responses that the products they supplied contained Conflict Minerals necessary to the functionality or production of the supplied product.
Knoll’s Due Diligence Process
We designed our due diligence measures to conform to the OECD Guidance. We requested that our suppliers in affected commodities complete a CMRT Template in order to obtain information about smelters and refiners that may be upstream in our supply chain. We identified approximately sixteen percent (16%) of our surveyed suppliers as possible sources of Conflict Minerals. While most of these suppliers did provide a list of smelters, the lists were often incomplete or prepared at the company level, as opposed to the part-number level, such that we could not establish a definitive connection to the Covered Products.

Determination
As described above, the information provided to us was insufficient to conclusively determine: the origin of Conflict Minerals in the Covered Products; whether the Conflict Minerals come from recycled or scrap sources; the facilities used to process such Conflict Minerals; or their mine or location of origin. A listing of the smelters that may have been used to process the Conflict Minerals in the Covered Products is attached as Appendix A. The country of origin of the smelters is set forth next to each smelter name.
This Conflict Minerals Report is also publicly available on the Knoll Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

Appendix A

Metal	Smelter Name	Smelter Country
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA
Gold	Hop Hing electroplating factory Zhejiang	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	Jin Jinyin Refining Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	K.A. Rasmussen	NORWAY
Gold	Kosak Seiren	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Nihon Material Corporation	JAPAN
Gold	Nihon Superior Co., Ltd.	JAPAN
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold	Realized the Enterprise Co., Ltd.	CHINA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Rio Tinto Group	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Shan Dong Huangjin	CHINA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sino-Platinum Metals Co Ltd	CHINA
Gold	So Accurate Group Inc	UNITED STATES OF AMERICA
Gold	Suntain Co, Ltd	TAIWAN, PROVINCE OF CHINA

Gold	Super Dragon Technology Co Ltd	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SuZhou ShenChuang recycling Ltd.	CHINA
Gold	TAIWAN TOTAI CO., LTD.	TAIWAN, PROVINCE OF CHINA
Gold	Tsai Brother industries	TAIWAN, PROVINCE OF CHINA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	WANG TING	CHINA
Gold	Wuzhong Group	CHINA
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Zhaojun Maifu	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
Tantalum	Anhui Herrman Impex Co.	CHINA
Tantalum	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tantalum	Guandong Rising Rare Metals	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd, Kaili Branch	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tantalum	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	Arco Alloys	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Justindo	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Fuji Metal Mining Corp.	JAPAN
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Hulterworth Smelter	CHINA
Tin	Jiang Jia Wang Technology Co.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Materials Co.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Jin Zhi Dao Tin Co. Ltd.	CHINA
Tin	Ju Tai Industrial Co., Ltd.	CHINA
Tin	LIAN JING	CHINA
Tin	M/s ECO Tropical Resources	SINGAPORE
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metal Alloy (India)	INDIA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Ney Metals and Alloys	INDONESIA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Old City Metals Processing Co., Ltd.	CHINA
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Indora Ermulti	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT NATARI	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timar Tbk Kundur	INDONESIA
Tin	PT Timar Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	Sigma Tin Alloy Co., Ltd.	CHINA
Tin	Sizer Metals PTE	SINGAPORE
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solder Court Ltd.	CHINA
Tin	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin	Super Ligas Indústria e Comércio de Metais Ltda.	BRAZIL
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	TAP	UNITED STATES OF AMERICA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thailand Mine Factory	THAILAND
Tin	Thaisarco	THAILAND
Tin	Three green surface technology limited company	CHINA
Tin	Tianshui Ling Bo Technology Co., Ltd.	CHINA
Tin	TIN PLATING GEJIU	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	TONG LONG	CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	Untracore Co., Ltd.	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA

Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	XURI	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Smelting Corp.	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	DAIDO STEEL	JAPAN
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten	Toshiba Material Co., Ltd.	JAPAN
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	WOLFRAM Company CJSC	RUSSIAN FEDERATION
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
	PT Bangka Kudai Tin	INDONESIA
	PT Bangka Timah Utama Sejahtera	INDONESIA
	PT Tinindo Inter Nusa	INDONESIA